Exhibit 99

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2018 First Half Financial Results

MIDDLEFIELD, OHIO, July 19, 2018 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the 2018 first half and second quarter ended June 30, 2018.

2018 First Half Financial Highlights versus 2017 First Half (unless noted):

•	Net income was up 23.8% to $5.7 million

•	Earnings per diluted share increased 9.3% to $1.76 per share, despite a 13.5% increase in the average number of diluted shares outstanding

•	For the 2018 second quarter, return on average equity was 10.08%, compared to 9.34% for the quarter ended June 30, 2017

•	For the 2018 second quarter, return on average tangible common equity(1) was 11.77%, compared to 11.30% for the quarter ended June 30, 2017

•	Book value per share was up 4.0% to $37.95 per share

•	Tangible book value(1) per share was up 5.6% to $32.49 per share

•	Total net loans increased 8.7% to $936.2 million

•	Total interest income improved 14.1% to $24.1 million

•	Noninterest expense was up only 3.1%

•	Equity to assets remains strong at 10.52%

“Record profitability helped increase our return on average equity (“ROAE”) to over 10% during the second quarter, after several capital raises and the Liberty acquisition temporarily reduced our ROAE to the high single digits,” stated Thomas G. Caldwell, President and Chief Executive Officer. “During the quarter, we had approximately $38 million of loans payoff, which included a $6 million loan that was previously classified as a troubled debt restructuring (“TDR”). In spite of this impact, our loan portfolio has increased nearly 9% compared to the same period a year ago. Our pipeline of potential new loans remains robust, but we have started to see other lenders within our markets become more aggressive on pricing and less restrictive on covenants and standards. It is important to note that Middlefield will remain focused on our lending standards by appropriately managing credit risk and controlling growth.”

“As we enter the second half of the year, we are excited by our opportunities to grow our franchise and create further value for our shareholders. I am encouraged by positive economic trends throughout both of our regions and recent announcements of significant new development projects close to our Central Ohio offices. During the third quarter we anticipate the grand opening of our Powell location. Our Central Ohio branch strategy is well positioned to capitalize on this fast growing and compelling region,” Mr. Caldwell concluded.

Income Statement

For the 2018 first half, net interest income increased 9.5% to $19.7 million, compared to $18.0 million for the same period last year. Year-to-date, the net interest margin was 3.79%, compared to 3.82% for the same period last year. Net interest income for the 2018 second quarter was $9.8 million, compared to $9.3 million for the 2017 second quarter. The 6.1% increase in net interest income for the 2018 second quarter was largely a result of a 13.3% increase in interest and fees on loans. The net interest margin for the 2018 second quarter was 3.76%, compared to 3.80% for the same period of 2017.

For the 2018 first half, noninterest income was $1.8 million, compared to $2.5 million for the same period last year. Noninterest income for the 2018 second quarter was $1.0 million, compared to just under $1.0 million for the same period last year.

For the 2018 first half, noninterest expense increased 3.1% to $14.4 million, compared to $14.0 million for the same period last year. Operating costs in the 2018 second quarter increased 5.4% to $7.1 million from $6.7 million for the 2017 second quarter. Noninterest expense for the 2017 first half included $694,000 of additional one-time operating expenses as a result of the Liberty acquisition.

“Asset quality improved during the second quarter due to a significant decrease in nonperforming loans as a result of a payoff of a TDR classified loan and a reduction in nonaccrual loans,” said Donald L. Stacy, Chief Financial Officer. “As a result, our nonperforming loans to total loans was 1.21%, which is the lowest level in five quarters. Competition for deposits remains elevated and we are working on strategies to bring in low-cost deposits while reducing short-term borrowings. I am pleased with the 20.7% increase in noninterest-bearing deposits over the past 12 months. Our loan-to-deposit ratio was 101.2% at June 30, 2018, compared to 102.5% at June 30, 2017, and 98.7% at March 31, 2018, while our net-loan-to-asset ratio was 80.3% at June 30, 2018, compared to 80.4% at June 30, 2017, and 83.6% at March 31, 2018. We continue to believe we will improve operating leverage and funding costs throughout the remainder of the year, which should translate in continued earnings growth and improved profitability.”

Balance Sheet

Total assets at June 30, 2018, increased 8.9% to approximately $1.2 billion from $1.1 billion at June 30, 2017. Net loans at June 30, 2018, were $936.2 million, compared to $861.3 million at June 30, 2017, and $916.0 million at December 31, 2017. The 8.7% year-over-year improvement in net loans was across almost all loan categories and was primarily a result of a 12.4% increase in commercial mortgage loans, a 4.0% increase in residential mortgage loans, a 5.0% increase in commercial and industrial loans, a 28.3% increase in real estate construction loans, partially offset by a 9.0% decline in consumer installment loans.

Total deposits at June 30, 2018, was $932.2 million, compared to $846.8 million at June 30, 2017. The 10.1% increase in deposits was a result of higher noninterest-bearing demand, savings, and time deposits, offset by lower money market deposits. The investment portfolio, which is entirely classified as available for sale, was $100.0 million June 30, 2018, compared with $105.0 million at June 30, 2017.

Stockholders’ Equity and Dividends

At the end of the 2018 second quarter, shareholders’ equity increased 4.7% to $122.7 million compared to $117.2 million at June 30, 2017. On a per share basis, shareholders’ equity at June 30, 2018, was $37.95 compared to $36.49 at the same period last year. Tangible stockholders’ equity(1) increased 6.3% to $105.1 million for the 2018 second quarter, compared to $98.8 million at June 30, 2017. On a per-share basis, tangible stockholders’ equity(1) was $32.49 at June 30, 2018, compared to $30.77 at June 30, 2017.

Through the first six months of 2018, the company declared cash dividends of $0.61 per share, compared to $0.54 per share for the same period last year. The dividend payout ratio for the 2018 six-month period was 34.5% compared to 35.2% for the same period last year.

At June 30, 2018, the company had an equity to assets leverage ratio of 10.52%, compared to 10.94% at June 30, 2017.

Asset Quality

The provision for loan losses for the 2018 second quarter was $210,000 versus $170,000 for the same period last year. Nonperforming assets at June 30, 2018, were $11.6 million, compared to $17.1 million at June 30, 2017. Net charge-offs for the 2018 second quarter were $259,000, or 0.11% of average loans, annualized, compared to $285,000, or 0.13% of average loans, annualized at June 30, 2017.

Year-to-date net charge-offs were $108,000, or 0.02% of average loans, annualized compared to $328,000, or 0.08% of average loans, annualized for the same period last year. The allowance for loan losses at June 30, 2018, stood at $7.5 million, or 0.79% of total loans, compared to $6.6 million or 0.76% of total loans at June 30, 2017.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.2 billion at June 30, 2018. The bank operates 14 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio. Additional information is available at www.middlefieldbank.bank.

(1)This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

Balance Sheets (period end)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
ASSETS
Cash and due from banks	$42,451	$33,258	$39,886	$47,731	$37,971
Federal funds sold	28,795	—	—	1,200	1,600

Cash and cash equivalents	71,246	33,258	39,886	48,931	39,571
Equity securities, at fair value	656	643	—	—	—
Investment securities available for sale, at fair value	100,028	91,262	95,283	98,334	104,951
Loans held for sale	1,132	937	463	5,930	9,791
Loans	943,674	932,374	923,213	878,541	867,864
Less allowance for loan and lease losses	7,502	7,551	7,190	6,852	6,605

Net loans	936,172	924,823	916,023	871,689	861,259
Premises and equipment, net	12,978	12,225	11,853	11,768	11,511
Goodwill	15,071	15,071	15,071	15,299	15,435
Core deposit intangibles	2,571	2,658	2,749	2,848	2,948
Bank-owned life insurance	15,862	15,764	15,652	15,542	15,432
Other real estate owned	181	212	212	557	650
Accrued interest receivable and other assets	10,182	9,911	9,144	9,928	9,528

TOTAL ASSETS	$1,166,079	$1,106,764	$1,106,336	$1,080,826	$1,071,076

	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
LIABILITIES
Deposits:
Noninterest-bearing demand	$207,791	$194,203	$192,438	$181,550	$172,199
Interest-bearing demand	92,116	96,659	83,990	91,184	87,084
Money market	137,572	149,359	150,277	161,101	160,858
Savings	204,408	221,851	208,502	212,371	181,259
Time	290,359	282,501	242,987	251,449	245,383

Total deposits	932,246	944,573	878,194	897,655	846,783
Short-term borrowings	87,833	18,671	74,707	20,274	63,388
Other borrowings	18,996	19,028	29,065	39,273	39,346
Accrued interest payable and other liabilities	4,288	4,340	4,507	5,130	4,357

TOTAL LIABILITIES	1,043,363	986,612	986,473	962,332	953,874

STOCKHOLDERS’ EQUITY
Common equity	85,544	85,116	84,859	84,722	84,587
Retained earnings	51,121	48,927	47,431	45,913	44,318
Accumulated other comprehensive (loss) income	(431)	(373)	1,091	1,377	1,815
Treasury stock	(13,518)	(13,518)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	122,716	120,152	119,863	118,494	117,202

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,166,079	$1,106,764	$1,106,336	$1,080,826	$1,071,076

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Six Months Ended
Statements of Income	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$11,234	$11,054	$10,696	$10,443	$9,916	$22,288	$19,096
Interest-bearing deposits in other institutions	115	119	80	107	92	234	141
Federal funds sold	7	14	6	5	1	21	4
Investment securities:
Taxable interest	170	169	162	159	223	339	441
Tax-exempt interest	550	525	560	579	630	1,075	1,267
Dividends on stock	53	59	60	37	40	112	152

Total interest and dividend income	12,129	11,940	11,564	11,330	10,902	24,069	21,101

INTEREST EXPENSE
Deposits	1,973	1,640	1,530	1,468	1,227	3,613	2,352
Short-term borrowings	192	276	101	202	273	468	450
Other borrowings	118	122	131	148	125	240	265

Total interest expense	2,283	2,038	1,762	1,818	1,625	4,321	3,067

NET INTEREST INCOME	9,846	9,902	9,802	9,512	9,277	19,748	18,034

Provision for loan losses	210	210	430	280	170	420	335

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	9,636	9,692	9,372	9,232	9,107	19,328	17,699

NONINTEREST INCOME
Service charges on deposit accounts	472	453	478	479	449	925	918
Investment securities gains on sale, net	—	—	—	398	—	—	488
Gain on equity securities	13	18	—	—	—	31	—
Earnings on bank-owned life insurance	98	112	115	109	98	210	207
Gains on sale of loans	117	4	106	255	231	121	465
Other income	305	199	219	200	211	504	422

Total noninterest income	1,005	786	918	1,441	989	1,791	2,500

NONINTEREST EXPENSE
Salaries and employee benefits	3,866	3,979	3,134	3,725	3,203	7,845	6,899
Occupancy expense	472	536	449	476	433	1,008	921
Equipment expense	201	233	261	242	266	434	547
Data processing costs	402	477	416	468	588	879	908
Ohio state franchise tax	244	115	186	186	186	359	372
Federal deposit insurance expense	150	150	165	165	135	300	203
Professional fees	327	445	522	434	423	772	796
Advertising expense	230	228	161	248	164	458	412
Software amortization expense	155	150	134	118	80	305	162
Core deposit intangible amortization	87	91	98	101	103	178	175
Merger expense	—	—	28	338	307	—	694
Other expense	929	941	663	796	816	1,870	1,882

Total noninterest expense	7,063	7,345	6,217	7,297	6,704	14,408	13,971

Income before income taxes	3,578	3,133	4,073	3,376	3,392	6,711	6,228
Income taxes	481	528	1,687	914	885	1,009	1,621

NET INCOME	$3,097	$2,605	$2,386	$2,462	$2,507	$5,702	$4,607

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Six Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Per common share data
Net income per common share – basic	$0.96	$0.81	$0.73	$0.77	$0.84	$1.77	$1.62
Net income per common share – diluted	$0.96	$0.80	$0.73	$0.76	$0.83	$1.76	$1.61
Dividends declared per share	$0.28	$0.33	$0.27	$0.27	$0.27	$0.61	$0.54
Book value per share (period end)	$37.95	$37.28	$37.25	$36.86	$36.49	$37.95	$36.49
Tangible book value per share (period end) (2) (3)	$32.49	$31.78	$31.71	$31.21	$30.77	$32.49	$30.77
Dividends declared	$903	$1,063	$868	$867	$867	$1,966	$1,623
Dividend yield	2.21%	2.69%	2.24%	2.34%	2.14%	2.43%	2.16%
Dividend payout ratio	29.16%	40.81%	36.38%	35.22%	34.58%	34.48%	35.23%
Average shares outstanding – basic	3,225,726	3,220,262	3,215,300	3,212,335	3,000,451	3,223,009	2,841,019
Average shares outstanding – diluted	3,240,329	3,238,069	3,231,791	3,223,753	3,014,140	3,238,236	2,854,158
Period ending shares outstanding	3,233,678	3,222,984	3,217,716	3,214,737	3,211,748	3,233,678	3,211,748

Selected ratios
Return on average assets	1.11%	0.94%	0.86%	0.90%	0.94%	1.03%	0.89%
Return on average equity	10.08%	8.73%	7.72%	8.12%	9.34%	9.42%	9.05%
Return on average tangible common equity (2) (4)	11.77%	10.23%	9.05%	9.57%	11.30%	11.02%	10.91%
Yield on earning assets	4.61%	4.57%	4.51%	4.52%	4.45%	4.60%	4.45%
Cost of interest bearing liabilities	1.16%	1.03%	0.89%	0.92%	0.83%	1.10%	0.80%
Net interest spread	3.45%	3.54%	3.62%	3.60%	3.62%	3.50%	3.65%
Net interest margin	3.76%	3.82%	3.84%	3.81%	3.80%	3.79%	3.82%
Efficiency (1)	63.43%	67.00%	55.58%	63.96%	63.30%	65.20%	65.94%
Equity to assets at period end	10.52%	10.86%	10.83%	10.96%	10.94%	10.52%	10.94%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

	For the Three Months Ended
End of Period Loan Balances	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Commercial and industrial	$101,975	$99,809	$101,346	$99,314	$97,160
Real estate – construction	45,647	48,687	47,017	40,760	35,571
Real estate – mortgage:
Residential	320,858	316,856	318,157	316,191	308,519
Commercial	457,050	448,766	437,947	403,135	406,670
Consumer installment	18,144	18,256	18,746	19,141	19,944

Total	$943,674	$932,374	$923,213	$878,541	$867,864

Asset quality data	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
(Dollar amounts in thousands)
Non-accrual loans	$8,357	$8,747	$8,433	$8,525	$10,213
Troubled debt restructuring	3,051	9,071	4,982	5,608	5,990
90 day past due and accruing	15	—	—	268	199

Nonperforming loans	11,423	17,818	13,415	14,401	16,402
Other real estate owned	181	212	212	557	650

Nonperforming assets	$11,604	$18,030	$13,627	$14,958	$17,052

Allowance for loan losses	$7,502	$7,551	$7,190	$6,852	$6,605
Allowance for loan losses/total loans	0.79%	0.81%	0.78%	0.78%	0.76%
Net charge-offs (recoveries):
Quarter-to-date	$259	$(151)	$92	$33	$285
Year-to-date	108	(151)	453	361	328
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	0.11%	(-0.06)%	0.04%	0.02%	0.13%
Year-to-date	0.02%	(-0.06)%	0.05%	0.06%	0.08%
Nonperforming loans/total loans	1.21%	1.91%	1.45%	1.64%	1.89%
Allowance for loan losses/nonperforming loans	65.67%	42.38%	53.60%	47.58%	40.27%
Nonperforming assets/total assets	1.00%	1.63%	1.23%	1.38%	1.59%

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Six Months Ended
(Dollar amounts in thousands)	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	June 30, 2018	June 30, 2017
Stockholders’ Equity	$122,716	$120,152	$119,863	$118,494	$117,202	$122,716	$117,202
Less Goodwill and other intangibles	17,642	17,729	17,820	18,147	18,383	17,642	18,383

Tangible Common Equity	$105,074	$102,423	$102,043	$100,347	$98,819	$105,074	$98,819

Average Stockholders’ Equity	$123,228	$121,001	$122,586	$120,310	$107,615	$122,115	$102,675
Less Average Goodwill and other intangibles	17,683	17,773	17,987	18,251	18,633	17,728	17,518

Average Tangible Common Equity	$105,545	$103,228	$104,599	$102,059	$88,982	$104,387	$85,157